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                                                                    EXHIBIT 5.01





                                   December 9, 1996



Portola Packaging, Inc.
890 Faulstich Court
San Jose, California 95112

    Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about
December 9, 1996 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,899,710 shares of your Common Stock (the "STOCK"), approximately 1,154,010 shares of which may be sold by you pursuant to options granted by you under your 1988 Stock Option Plan (the "1988 PLAN"), 1,995,700 shares of which may be sold by you pursuant to options granted or to be granted by you under your 1994 Stock Option Plan (the "1994 OPTION PLAN"), and 750,000 shares of which may be sold by you pursuant to options to be granted by you under your 1996 Employee Stock Purchase Plan (the "1996 PURCHASE PLAN").

    As your counsel, we have examined the proceedings taken by you in connection with (i) the granting of options under the 1988 Plan, (ii) the granting of options under the 1994 Option Plan, and (iii) the adoption of the 1996 Purchase Plan.

It is our opinion that the 3,899,710 shares of Stock that may be issued and sold by you pursuant to (i) the exercise of stock options granted under the 1988 Plan, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement, the 1988 Plan and accompanying stock options, (ii) the exercise of stock options granted and to be granted under the 1994 Option Plan, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement, the 1994 Option Plan and accompanying stock options, and (iii) the exercise of options to be granted under the 1996 Purchase Plan, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement, the 1996 Purchase Plan and accompanying options, will be legally and validly issued, fully paid and non-assessable.

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Portola Packaging, Inc.
December 9, 1996
Page 2

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

                        Very truly yours,



                        TOMLINSON ZISKO MOROSOLI & MASER LLP